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                                FIRST EAGLE TRUST
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT


         Agreement, originally entered into February 27, 1998 and amended and restated as of December 10, 2002, between FIRST EAGLE TRUST, a Delaware business trust (the "Trust"), and ARNHOLD AND S. BLEICHROEDER ADVISERS, INC., a registered investment adviser organized under the laws of the State of Delaware (the "Adviser"),

                                   WITNESSETH:

         WHEREAS, the Trust is a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares of beneficial interest ("Shares") are registered under the Securities Act of 1933;

         WHEREAS, the Trust is authorized to issue Shares in Series and as of the date hereof, has issued one Series designated as the First Eagle Fund of America (individually the "Fund" and collectively with any subsequently formed Series the "Funds"); and

         WHEREAS, the Trust has retained the Adviser to render investment advisory services to the Trust pursuant to an Investment Advisory Agreement, and the Trust and the Adviser desire to amend and restate that Agreement as follows;

         NOW, THEREFORE, the parties agree as follows:

         1. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and the initial Funds, and any other Funds as agreed upon by the Adviser and Trust, for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

         2. Subject to the supervision of the Board of Trustees of the Trust, the Adviser shall manage the investment operations of the Trust and the Funds and the composition of the Funds' portfolios, including the purchase, retention and disposition thereof, in accordance with the Funds' investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information of the Trust and subject to the following understandings:

         (a) The Adviser shall provide supervision of the Funds' investments and determine from time to time what investments, securities or commodity futures contracts and options thereon ("futures") will be purchased, retained, sold or loaned by the Funds, and what portion of the assets will be invested or held uninvested as cash.

         (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

         (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust, By-Laws, Prospectus and Statement of Additional Information of the Trust and with the instructions and directions of the Board of Trustees of the Trust and will conform to and



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     comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

         (d) The Adviser shall determine the securities and futures to be purchased or sold by the Funds and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including Arnhold and S. Bleichroeder, Inc., an affiliate of the Adviser) in conformity with the policy with respect to brokerage as set forth in the Trust's Prospectus and Statement of Additional Information or as the Board of Trustees may direct from time to time. In providing the Trust and the Funds with investment management, it is recognized that the Adviser will give primary consideration to securing most favorable prices and efficient executions. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that neither the Trust nor the Adviser has adopted a formula for allocation of the Funds' investment business. It is also understood that it is desirable for the Trust and the Funds that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Trust and the Funds than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable prices and efficient executions. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities or futures for the Trust and the Funds with such brokers or futures commission merchants, subject to review by the Trust's Board of Trustees, from time to time, with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with its services to other clients.

         On occasions when the Adviser deems the purchase or sale of a security or a futures contract to be in the best interest of the Trust and the Funds as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contract to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contract so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and the Funds and to such other clients.

         (e) The Adviser shall maintain all books and records with respect to the Trust and the Funds' portfolio transactions that the Trust is required to keep under Rule 31a-1 under the 1940 Act.

         (f) The Adviser shall provide the Trust's Custodian and the Trust on each business day with information relating to all transactions concerning the Funds' assets.




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         (g) The investment management services provided by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

         3. The Trust has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

         (a) The Agreement and Declaration of Trust filed with the State of Delaware (such Agreement and Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Agreement and Declaration of Trust");

         (b) The By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

         (c) Certified resolutions of the Board of Trustees of the Trust authorizing the appointment of the Adviser and approving the form of this Agreement;

         (d) The Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Trust and the Trust's Shares and all amendments thereto;

         (e) The Trust's Notification of Registration of under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

         (f) Prospectus and Statement of Additional Information of the Trust (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented, from time to time, being herein called the "Prospectus").

         4. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

         5. The Adviser shall keep the Trust's books and records required to be maintained by it pursuant to paragraph 2 hereof. The Adviser agrees that all records which it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser pursuant to paragraph 2 hereof.

         6. (a) For the services provided pursuant to this Agreement by the Investment Adviser, the Trust will pay monthly an investment management fee at the annual rate of 1.00% of the average daily net assets First Eagle Fund of America and at the annual rate of 1.00% of the average daily net assets First Eagle International Fund. Net assets of the Funds shall be computed on such days and at such time or times as described in the Trust's then-current Prospectus and Statement of Additional Information. Upon any termination of this Agreement




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before the end of any month, the fee for such part of a month shall be prorated and shall be payable upon the date of termination of this Agreement.

         (b) The Adviser will pay the compensation and expenses of all officers of the Trust and will furnish, without expense to the Trust, the services of such of the Adviser's officers and employees as may duly be elected officers or directors of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Adviser will pay the Trust's office rent and ordinary office expenses and will provide investment, advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work. (In this regard, and notwithstanding anything in this Agreement to the contrary, it is understood that this Agreement does not obligate the Adviser to pay for the maintenance of the Trust's general ledger and securities cost ledger or for daily pricing of the Trust's securities, but that it does obligate the Adviser, without expense to the Trust, to oversee the provision of such services by the Trust's agent.) The Adviser will not be required hereunder to pay any expenses of the Trust other than those above enumerated in this paragraph 6(b). In particular, but without limiting the generality of the foregoing, the Adviser will not be required to pay hereunder: brokers' commissions; legal or auditing expenses; taxes or governmental fees; any direct expenses of issue, sale, underwriting, distribution, redemption or repurchase of the Trust's securities; the expenses of registering or qualifying securities for sale; the cost of preparing and distributing reports and notices to stockholders; the fees or disbursements of dividend, disbursing, shareholder, transfer or other agent; or the fees or disbursements of custodians of the Trust's assets.

         7. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Funds in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         8. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) by the Adviser.

         9. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's directors, officers, or employees who may also be a trustee, officer or employee of the Trust to engage in any other business or to devote time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.




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         10. Except as otherwise provided herein or authorized by the Board of
Trustees of the Trust, from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         11. During the term of this Agreement, the Trust agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to Shareholders, sales literature, or other material prepared for distribution to Shareholders of the Trust or the public, which refer to the Adviser in any way, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Adviser copies of any of the above-mentioned materials which refer in any way to the Adviser. Sales literature may be furnished to the Adviser hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery. The Trust shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Trust as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         12. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may be amended by mutual consent, but the consent of the Trust must be approved in conformity with the requirements of the 1940 Act.

         13. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 1345 Avenue of the Americas, New York, NY 10105, Attention: President; or (2) to the Trust at 1345 Avenue of the Americas, New York, NY 10105, Attention: President.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. The Trust may use the name "First Eagle" in connection with the name of the Trust or any of the Funds or any name including Arnhold and S. Bleichroeder or any variant thereof, only for so long as this Agreement or any extension, renewal or amendment hereof remain in effect, including any similar agreement with any organization which shall have succeeded to the Adviser's business as investment adviser, or the Distribution and Services Agreement between the Trust and Arnhold and S. Bleichroeder, Inc. (the "Distributor") or any extension, renewal or amendment thereof, remains in effect, including any similar agreement with any organization which shall have succeeded to the Distributor's business as distributor. At such time as such Agreement shall no longer be in effect, the Trust will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Adviser, the Distributor or any organization which shall have so succeeded to such businesses. In no event shall the Trust use the name "Arnhold and S. Bleichroeder" or any variant thereof if the Adviser's or Distributor's functions are transferred or assigned to a company of which Arnhold and S. Bleichroeder, Inc. does not have control. In the event that such Agreement shall no longer be in effect or the Adviser's or Distributor's functions are transferred or assigned to a company of which Arnhold and S.




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Bleichroeder, Inc. does not have control, the Trust shall use its best efforts to legally change its name by filing the required documentation with appropriate state and federal agencies.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                             FIRST EAGLE TRUST


                             By:
                                      ----------------------------------------

                             By:
                                      ----------------------------------------


                             ARNHOLD AND S. BLEICHROEDER ADVISERS, INC.


                             By:
                                      ----------------------------------------


                             By:
                                      ----------------------------------------




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